Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2015 AND
PROVIDES UPDATED FISCAL 2015 GUIDANCE

Melville, New York – March 11, 2015 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2015.

Net sales for the three months ended January 31, 2015 were $81.8 million compared to $85.5 million for the three months ended January 31, 2014. The period-over-period decrease reflects lower net sales in all three of the Company's operating segments. GAAP net income was $7.6 million, or $0.46 per diluted share, for the three months ended January 31, 2015 as compared to $6.0 million, or $0.32 per diluted share, for the three months ended January 31, 2014.

Net sales for the six months ended January 31, 2015 were $158.2 million compared to $168.9 million for the six months ended January 31, 2014. The period-over-period decrease reflects lower net sales in all three of the Company's operating segments. GAAP net income was $12.8 million, or $0.78 per diluted share, for the six months ended January 31, 2015 as compared to $11.3 million, or $0.60 per diluted share, for the six months ended January 31, 2014.

The Company also announced that it is updating its fiscal 2015 revenue guidance which is now expected to range from $320.0 million to $330.0 million and is updating its GAAP diluted earnings per share guidance to a range of $1.35 to $1.51. The Company expects its adjusted EBITDA (as defined in the below table) to range from $52.0 million to $56.0 million. Our updated earnings guidance for fiscal 2015 includes approximately $1.0 million of incremental costs associated with the senior leadership changes that were announced in late December 2014.

In commenting on the Company's performance and updated fiscal 2015 business outlook, Dr. Stanton Sloane, President and Chief Executive Officer, stated, “Although we were able to deliver solid financial results during our second quarter, bookings for our satellite earth station products in many geographic regions, in particular Russia and certain Middle Eastern countries, have been impacted by volatile business conditions including the continuing decline in oil prices and the strengthening of the U.S. dollar, both of which lower the purchasing power of many of our international customers. At the same time, although we continue to see strong demand from both the U.S. government and new international customers for our over-the-horizon microwave systems, we also see a significant shifting of revenue and earnings associated with certain expected large orders for these products from fiscal 2015 to fiscal 2016.”

Dr. Sloane added, “Since joining Comtech as President and Chief Executive Officer in January 2015, I have spent a lot of time meeting with employees and partners and visiting our operating locations. Although market conditions continue to be volatile, I believe that our product portfolio is second to none, our pipeline of opportunities is strong, and we are well positioned for future growth. I am confident that Comtech is on the right path and I look forward to leading our efforts to grow the Company.”

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Selected Fiscal 2015 Second Quarter Financial Metrics and Other Items

•	Backlog as of January 31, 2015 was $129.4 million compared to $149.3 million as of October 31, 2014.

•
Total bookings for the three and six months ended January 31, 2015 were $61.9 million and $154.2 million, respectively, compared to $70.7 million and $147.2 million for the three and six months ended January 31, 2014, respectively.

•
Adjusted EBITDA was $14.9 million and $28.2 million for the three and six months ended January 31, 2015, respectively, as compared to $15.5 million and $29.8 million for the three and six months ended January 31, 2014, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company notes that it expects consolidated net sales in the third quarter of fiscal 2015 to be lower than consolidated net sales achieved during the second quarter of fiscal 2015 and GAAP diluted earnings per share for the third quarter is expected to range between $0.20 to $0.24. As discussed further in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today, the second quarter of fiscal 2015 financial results reflect: (i) benefits to operating income of approximately $1.5 million resulting from better than anticipated performance and warranty reserve reductions for certain over-the-horizon microwave systems contracts and (ii) $0.6 million of discrete tax benefits. Our third quarter of fiscal 2015 is expected to reflect period-to-period mix differences (including shipments of production units pursuant to our contract to develop and manufacture the Advanced Time Division Multiple Access Interface Processor (“ATIP”) for the U.S. Navy’s Space and Naval Warfare Systems Command which are anticipated to occur at lower margins than our historical product mix). In addition, our third quarter of fiscal 2015 is expected to reflect incremental expenses associated with senior leadership changes announced by our Board in late December 2014.

•	Excluding the impact of any discrete tax items, the Company's fiscal 2015 estimated effective tax rate is expected to approximate 34.75%.

•	As of January 31, 2015, the Company had $135.1 million of cash and cash equivalents which does not reflect the quarterly dividend of $4.9 million that was paid on February 18, 2015.

•
As of March 10, 2015, the Company is authorized to repurchase approximately $13.7 million of additional common stock pursuant to its existing stock repurchase program. During the three months ended January 31, 2015, the Company did not repurchase any shares of its common stock.

•
As previously announced in December 2014, our Board of Directors named Dr. Stanton D. Sloane Chief Executive Officer and President. Dr. Sloane succeeded Fred Kornberg in these positions on January 26, 2015. Mr. Kornberg continues to serve the Company as Executive Chairman of the Board of Directors.

Additional information about the Company’s updated fiscal 2015 guidance is included in the Company’s second quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, March 12, 2015. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 753-5212 or (402) 220-2673. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings and other matters; risks associated with U.S. government investigations; risks associated with the Company's large contracts, and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2015	2014	2015	2014

Net sales	$81,802,000	85,499,000	158,193,000	168,867,000
Cost of sales	43,927,000	48,130,000	84,993,000	95,120,000
Gross profit	37,875,000	37,369,000	73,200,000	73,747,000

Expenses:
Selling, general and administrative	16,026,000	16,349,000	31,552,000	32,547,000
Research and development	9,666,000	8,266,000	19,685,000	16,765,000
Amortization of intangibles	1,560,000	1,582,000	3,121,000	3,164,000
	27,252,000	26,197,000	54,358,000	52,476,000

Operating income	10,623,000	11,172,000	18,842,000	21,271,000

Other expenses (income):
Interest expense	69,000	1,998,000	334,000	4,016,000
Interest income and other	(90,000)	(228,000)	(174,000)	(501,000)

Income before provision for income taxes	10,644,000	9,402,000	18,682,000	17,756,000
Provision for income taxes	3,059,000	3,419,000	5,872,000	6,468,000

Net income	$7,585,000	5,983,000	12,810,000	11,288,000

Net income per share:
Basic	$0.47	0.37	0.79	0.70
Diluted	$0.46	0.32	0.78	0.60

Weighted average number of common shares outstanding – basic	16,241,000	15,970,000	16,229,000	16,212,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,505,000	22,487,000	16,510,000	22,552,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.30	0.60	0.575

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2015	July 31, 2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$135,139,000	154,500,000
Accounts receivable, net	68,896,000	54,887,000
Inventories, net	67,472,000	61,332,000
Prepaid expenses and other current assets	11,153,000	9,947,000
Deferred tax asset, net	10,056,000	10,178,000
Total current assets	292,716,000	290,844,000

Property, plant and equipment, net	17,448,000	18,536,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	23,099,000	26,220,000
Deferred financing costs, net	—	65,000
Other assets, net	870,000	833,000
Total assets	$471,487,000	473,852,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,896,000	18,902,000
Accrued expenses and other current liabilities	27,559,000	29,803,000
Dividends payable	4,869,000	4,844,000
Customer advances and deposits	8,597,000	12,610,000
Interest payable	—	29,000
Total current liabilities	58,921,000	66,188,000

Other liabilities	4,181,000	4,364,000
Income taxes payable	1,980,000	2,743,000
Deferred tax liability, net	4,069,000	3,632,000
Total liabilities	69,151,000	76,927,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,095,737 shares and 31,016,469 shares at January 31, 2015 and July 31, 2014, respectively	3,110,000	3,102,000
Additional paid-in capital	423,678,000	421,240,000
Retained earnings	412,408,000	409,443,000
	839,196,000	833,785,000
Less:
Treasury stock, at cost (14,857,582 shares at January 31, 2015 and July 31, 2014)	(436,860,000)	(436,860,000)
Total stockholders’ equity	402,336,000	396,925,000
Total liabilities and stockholders’ equity	$471,487,000	473,852,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2015	2014	2015	2014

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$7,585,000	5,983,000	12,810,000	11,288,000
Income taxes	3,059,000	3,419,000	5,872,000	6,468,000
Net interest (income) expense and other	(21,000)	1,770,000	160,000	3,515,000
Amortization of stock-based compensation	1,061,000	1,069,000	2,398,000	2,016,000
Depreciation and other amortization	3,182,000	3,255,000	6,351,000	6,547,000
Strategic alternatives analysis expenses	—	—	585,000	—
Adjusted EBITDA	$14,866,000	15,496,000	28,176,000	29,834,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and strategic alternatives analysis expenses. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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